UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 3, 2018  (March 29, 2018)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0‑12138	04‑2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783‑0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 29, 2018, Hamilton Highlands, LLC (the “Purchaser”),  a wholly-owned subsidiary of New England Realty Associates Limited Partnership (the “Partnership”), purchased Webster Green Apartments, a 79 unit apartment complex located at 755‑757 Highland Avenue, Needham, Massachusetts.  The sale was consummated pursuant to the terms of a Purchase and Sale Contract (the “Purchase Agreement”) by and between Webster Green Apartments, LLC (“Seller”), the prior owner of the Property, and The Hamilton Companies, Inc., an affiliate of the Partnership (“Hamilton”), which agreement was subsequently assigned by Hamilton to the Purchaser.  In connection with the purchase, the Purchaser entered into an Assumption and Modification Agreement dated as of  March 29, 2018 (the “Assumption Agreement”) with Brookline Bank (“Lender”) pursuant to which the Purchaser assumed a note dated as of January 14, 2016 in the principal amount of $21,500,000 (the “Note”) and various agreements relating to the Note including a Mortgage, Assignment of Leases and Rents, Security Agreement, Fixture Filing  dated as of January 14, 2016 (the “Mortgage”).  The Purchaser and the Lender entered into an Amended and Restated Note dated as of March 29, 2018 (the “Restated Note”).  The Partnership entered into a Limited Guaranty dated as of March 29, 2018 (the “Guaranty”) to guaranty certain of the obligations of the Purchaser with respect to the Note.  The information included in Items 2.01 and 2.03 of this report, which includes a description of the material terms and conditions of the Purchase Agreement, Note, Mortgage and Guaranty is incorporated by reference into this Item 1.01.  Such descriptions are qualified by reference to the text of the Purchase Agreement, Note, Pledge Agreement and Guaranty, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively with this Current Report on Form 8‑K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 29, 2018,  the Purchaser closed on the Purchase Agreement with the Seller pursuant to which the Purchaser acquired Webster Green Apartments, a 79 unit apartment complex located at 755‑757 Highland Avenue, Needham, Massachusetts (the “Property”), for a purchase price of $34,500,000, consisting of a payment of $13,000,000 in cash and the assumption of the Note and Mortgage.  The Purchaser funded $5,000,000 of the cash portion of the purchase price out of cash reserves and the remaining $8,000,000 by drawing on an existing line of credit.      The Partnership is the sole member of the Purchaser.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 29, 2018, the Purchaser entered into the Assumption Agreement and the Restated Note in the principal amount of $21,500,000 with the Lender. The Note is collateralized by, among other things, a mortgage on the Property.   The Restated Note is payable on January 25, 2026 with a prepayment penalty of 2% if prepaid on or before January 15, 2025.  Until January 14, 2020, the Restated Note has a floating interest rate equal to a base rate of the LIBOR Rate plus an applicable margin of 1.95%.  After January 14, 2020, the Restated Note has a fixed interest rate equal to a base rate of  Federal Home Loan Bank Rate plus an applicable margin of 1.75%.  For the five year period starting January 15, 2020, the Federal Home Loan Bank Rate used is a 5 year rate.  For the subsequent 1 year period until the due date of the Note, the Federal Home Loan Bank Rate used is a 1 year rate.

Pursuant to the Guaranty, the Partnership guarantees repayment of 25% of the amount owned under the Restated Note, all of any costs of collection and all of losses to the Lender resulting from certain specified events of default. Such obligations are joint and several with the obligations of the Purchaser.

Item 9.01              Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Pursuant to Item 9.01(a)(4), the Partnership intends to file the required financial statements as an amendment to this Form 8‑K within 71 days of the date  this Current Report on Form 8‑K is filed with the Securities Exchange Commission.

(b)	Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2), the Partnership intends to file the financial information required by this paragraph (b) of Item 9.01 as an amendment to this Form 8‑K within 71 days of the date this Form 8‑K is filed with the Securities Exchange Commission.

(d)	Exhibits.

10.1	Purchase and Sale Contract dated as of February __, 2018 by and between Webster Green Apartments, LLC as seller and The Hamilton Companies, Inc. as buyer.
10.2	Assumption and Modification Agreement dated as of March 29, 2018 by and between Hamilton Highlands, LLC and Brookline Bank.
10.3	Amended and Restated Note dated as of March 29, 2018 in the principal amount of $21,500,000 payable to Brookline Bank, made by Hamilton Highlands, LLC.
10.4	Limited Guaranty dated as of March 29, 2018 made by New England Realty Associates Limited Partnership in favor of Brookline Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES
LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown
Ronald Brown, its President
Date April 3, 2018